UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

Modem Media, Inc.

(Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Modem Media, Inc.
pursuant to Rule 14a-12 of
the Securities and Exchange Act

The following is the text of a letter sent to all employees of Modem Media, Inc. and Digitas Inc. on July 15, 2004:

July 15, 2004

Dear Colleagues:

Today, Digitas and Modem Media announced that we have signed a merger agreement under which Digitas will acquire Modem Media in a stock-for-stock transaction. The details of the transaction, including the press release, FAQ, and a copy of this letter are available to all Digitas and Modem Media employees.

Digitas and Modem Media are pioneers who have helped define interactive and database marketing. As individual agencies, our clients already find significance in the value propositions that each of us offer as recognized leaders in the services and solutions we provide. Together, our complementary service offerings and incredible talent pools offer a stronger value proposition to clients.

The key benefits of the acquisition are clear:

  First, it creates an industry leader in interactive and database marketing. Modem Media and Digitas are leaders in defining best-in-class database and interactive marketing capabilities. Together the companies offer an even stronger value proposition to clients, and, as a result, to shareholders and employees;
  Second, it creates scale with clients, whom the companies are able to better serve together. It also provides added share of marketing budgets at key shared accounts including AOL, Delta, and General Motors and, importantly, it augments Digitas’ blue-chip roster of clients with a number of Fortune 500 companies representing key industry segments not currently served by Digitas;
  Third, it complements one great brand with another, creating two distinct, yet complementary agencies, which will allow us to effectively address potential client conflicts in certain industries; and
  Lastly, it drives critical mass in the strategic markets of London and San Francisco, where both companies have important relationships and potential for further growth. Combining the companies’ offices in these markets under Modem Media will deepen service to existing clients and creates the scale to serve additional clients in those regions.

While retaining the excellence for which our two agencies are known, and leveraging both brands in the marketplace, we will work toward a common passion of making great marketing happen for leading companies.

Following completion of the merger, Digitas and Modem Media will be run as two separate agencies under the Digitas Inc. umbrella. The current Digitas offices in Boston, Chicago and New York will comprise the Digitas agency, which will be led by Laura Lang, President, Digitas Inc. A single London office, a single San Francisco office and the current Norwalk, Connecticut office will comprise the Modem Media agency, which will be led by Martin Reidy, who currently is President, Digitas San Francisco.

The Modem Media agency offices will be led by their current managing directors: Michael de Kare-Silver in London; David Lynch in Norwalk; and Scott Sorokin in San Francisco. The current leaders of the Digitas agency offices also will retain their leadership: Rob Cosinuke, Boston; Torrence Boone, Chicago; and Joanne Zaiac, New York.

Beginning immediately, and over the days and weeks that follow, we will host Town Hall meetings at the office and team levels across the two companies. We, and senior leaders from both companies, will be visiting between and among the two agencies’ offices to make as many of the meetings in person as we can. We are thrilled to announce this news to you and look forward to seeing you.

Meantime, we also encourage you to share your ongoing questions by email addressed to questions@digitas.com. We plan to introduce a regular e-newsletter to keep you apprised of developments between now and the closing of this important partnership, which we anticipate will take place in Q4.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements regarding the acquisition of Modem Media by Digitas and the proposed date of the stockholders meetings are all forward-looking statements. Risks, uncertainties and assumptions include: possible adjournment or postponement of the stockholders meetings; failure to satisfy conditions to closing of the merger, including receipt of Digitas stockholder approval and Modem Media stockholder approval; the risk that the benefits of Digitas’ acquisition of Milton will not be achieved or will take longer than expected; and other risks that are described from time to time in Digitas’ and Modem Media’s Securities and Exchange Commission reports (including but not limited to Digitas’ Form 10-K for the fiscal year ended December 31, 2003, Modem Media’s Form 10-K for the fiscal year ended December 31, 2003 and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Digitas’ or Modem Media’s results could differ materially from Digitas’ or Modem Media’s expectations in these statements. Digitas and Modem Media assume no obligation, and do not intend to update these forward-looking statements.

Additional Information and Where to Find It

Digitas and Modem Media will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Digitas are available free of charge by contacting Digitas Investors Relations, Digitas Inc., Prudential Tower, Boston, Massachusetts 02199, (617) 867-1000, and documents filed with the SEC by Modem Media are available free of charge by contacting Modem Media Investor Relations, 230 East Avenue, Norwalk, Connecticut 06855, (203) 299-7000.

Participants in Solicitation

Digitas and Modem Media, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of Digitas and Modem Media in connection with the merger and related items. Information regarding the directors and executive officers of Digitas and their ownership of Digitas shares is set forth in the proxy statement for Digitas’ 2004 annual meeting of shareholders. Information regarding the directors and executive officers of Modem Media and their ownership of Modem Media shares is set forth in the proxy statement for Modem Media’s 2004 annual meeting of shareholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus.